             EXHIBIT 11  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (in thousands, except per share earnings)


                                                    Nine Months Ended September 29, 1996
                                                    ------------------------------------
                                                         Primary       Fully Diluted
                                                    --------------  -------------------
Average shares outstanding                               8,603             8,569

Effect of dilutive stock options - due to the
Company's net loss, assumed conversion of
stock options is anti-dilutive
                                                             0                 0
                                                    --------------  -------------------
          Totals                                         8,603             8,569
                                                    --------------  -------------------
                                                    --------------  -------------------
Net loss                                               $(9,468)          $(9,468)
                                                    --------------  -------------------
                                                    --------------  -------------------
Loss per share                                         $ (1.10)          $ (1.10)
                                                    --------------  -------------------
                                                    --------------  -------------------



                                                        Three Months Ended September 29, 1996
                                                        -------------------------------------
                                                              Primary        Fully Diluted
                                                        --------------    -------------------
Average shares outstanding                               8,623             8,622

Effect of dilutive stock options - due to the
Company's net loss, assumed conversion of
stock options would be anti-dilutive                         0                 0
                                                        --------------    -------------------


          Totals                                         8,623             8,622
                                                        --------------    -------------------
                                                        --------------    -------------------

Net loss                                               $(9,568)          $(9,568)
                                                        --------------    -------------------
                                                        --------------    -------------------

Loss per share                                          $(1.11)           $(1.11)
                                                        --------------    -------------------
                                                        --------------    -------------------



No earnings per share amounts are presented for the quarter or nine months ended September 24, 1995 since the Company had no separate capital structure until August 25, 1995.


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